Exhibit 10.2
Michael Seedman
SEPARATION AGREEMENT AND GENERAL RELEASE
     This Separation Agreement and General Release (the “Agreement”) is entered into by and between MedQuist Holdings Inc., a Delaware corporation (the “Company”) and Michael Seedman (“Executive”).
     In consideration of the promises set forth in this Agreement, Executive and the Company (the “Parties”) hereby agree as follows:
1. Entire Agreement.
This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the Employment Agreement by and between the Parties, dated August 8, 2008, as amended as of February __, 2011 (the “Employment Agreement”); provided, that no rights or obligations established under any such superseded agreement and specifically preserved by this Agreement are extinguished. Notwithstanding the foregoing, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties. Nothing set forth in this Agreement shall be construed or interpreted as restricting, limiting or otherwise affecting the Executive’s rights or the Company’s obligations under (i) the Consulting Agreement between Executive and the Company dated April 1, 2011, (ii) the Termination of Management Stockholder’s Agreement between Executive, the Company and S.A.C. PEI CB Investment, L.P. dated as of July __, 2011 or (iii) the Share Option Agreement between Executive and the Company, dated as of April 17, 2009, as amended on April 18, 2011.
2. Termination of Employment.
The Parties hereby agree that Executive’s employment and any and all appointments he holds with the Company and any of its subsidiaries, affiliates and each of their successors and assigns (collectively, the “Company Group”), whether as officer, director, employee, consultant, agent or otherwise, ceased as of April 1, 2011 (the “Termination Date”). Effective as of the Termination Date, Executive shall have no authority to act on behalf of the Company or any other member of the Company Group, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity. Under the terms of the Employment Agreement, the termination of Executive’s employment was a termination “without cause.”
3. Payments and Benefits.
In consideration for Executive entering into this Agreement and fully abiding by its terms, the Company agrees to provide Executive with:

     A. Salary Continuation Payments in the gross amount of $120,000, which constitutes twelve (12) months of Executive’s base salary, payable over twelve (12) months in installments as per the Company’s regularly scheduled payroll cycle, less all applicable taxes and withholdings;
     B. additional severance pay in the gross amount of $72,000 payable over twelve (12) months in installments as per the Company’s regularly scheduled payroll cycle, less all applicable taxes and withholdings;
     C. reimbursement, within 60 days following submission by Executive to the Company of appropriate supporting documentation) for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy on or before the Termination Date; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the Termination Date.
Each payment set forth in Sections 3(A) and 3(B) is intended to be treated as a series of separate payments at all times for purposes of Code Section 409A and Treasury Regulation 1.409A-2(b)(2)(iii) (or any similar or successor provisions).
Executive shall be entitled to the payments and benefits provided for in this Section 3, subject to Executive’s compliance at all times prior to, and on each applicable payment date, with the covenants referenced in Sections 9 and 10 of the Employment Agreement; provided, however, that no Salary Continuation Payments shall be paid if Executive revokes this Agreement pursuant to Section 6 below.
In addition, all options granted to Executive under the Company’s 2007 Equity Incentive Plan that are unvested as of the Termination Date will accelerate, vest in full upon the Termination Date and be exercisable in accordance with the terms of the underlying option agreement, as it may be amended from time to time (the “Option Agreement”).
Executive agrees that the payments and benefits provided for in this Section 3 are due solely from the Company and that Insperity PEO Services, L.P., formerly known as Administaff Companies II, L.P. (“Insperity”), has no obligation to pay the additional compensation, even though the payments and benefits provided for in this Section 3 may be processed through Insperity.
4. No Other Compensation or Benefits Owing.
Employee understands and agrees that, except as otherwise provided for in this Agreement Executive is not and will not be due any other compensation or benefits from the Company.
5. Survival of Employment Agreement Provisions.
Sections 9 through 12 inclusive of the Employment Agreement and all related definitions shall survive the Termination Date and be effective for such respective periods contemplated by the Employment Agreement.
6. Acknowledgment and Release.

     A. In consideration of the Company’s execution of this Agreement and the obligations as set forth herein upon the Company, Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, demands, expenses, damages, liabilities, charges or causes of action arising out of or relating to Executive’s employment or termination of employment with, or his serving in any capacity in respect of, or Executive’s status at any time as a holder of any securities of, any member of the Company Group, both known and unknown, in law or in equity, which Executive may now have or ever had against Insperity and its parent company, subsidiaries and other affiliated companies as well as any of its and their insurers, directors, officers, agents, and employees, any member of the Company Group, including but not limited CBay Inc., or any shareholder, employee, officer, director, agent, attorney, representative, insurer, trustee, administrator or fiduciary of any member of the Company Group, including their successors and assigns (collectively, the “Releasees”) up to and including the date of Executive’s execution of this Agreement, including, without limitation, any claim for any severance or other benefits which, but for this Agreement, might have been due Executive under any previous agreement executed by and between any member of the Company Group and Executive, and any complaint, charge or cause of action arising out of his employment with the Company Group under, by way of example and not limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”, a law which prohibits discrimination on the basis of age against persons age 40 and older), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the Equal Pay Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and all other federal, state and local statutes, ordinances, regulations and the common law. By signing this Agreement, Executive acknowledges that he intends to waive and release any such rights known or unknown he may have against the Releasees as of the date of Executive’s execution of this Agreement; provided, that, Executive does not waive or release (i) claims with respect to the right to enforce this Agreement, (ii) claims with respect to any vested and accrued right Executive may have under any employee pension plan or welfare benefit plan of the Company, (iii) claims pursuant to any Option Agreement under which options are outstanding on the date hereof; (iv) any rights to indemnification provided under the terms of the Employment Agreement, under any applicable insurance policy or the Company’s charter or by-laws or under any indemnification agreement between the Parties, or (v) claims that cannot be legally waived.
     B. Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination thereof (each individually a “Proceeding”). Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.
     C. Executive acknowledges that he received this Agreement on July 9, 2011. Executive acknowledges that he has been given twenty-one (21) calendar days from the date of receipt of this Agreement to consider all of the provisions of this Agreement and he does hereby knowingly and voluntarily waive some or all of such twenty-one (21) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN

ATTORNEY AND THAT HE HAS IN FACT BEEN ADVISED BY COUNSEL OF HIS CHOICE AND THAT HE FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 6 AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.
     D. Executive shall have seven calendar days from the date of his execution of this Agreement to revoke this Agreement, including the release given under this Section 6 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA) (the “Revocation Period”). Such revocation must be in writing and delivered to the Company’s General Counsel at the address set forth in Section 10A below prior to the expiration of the Revocation Period. If Executive revokes this Agreement including, without limitation, the release given under this Section 6, Executive will be deemed not to have accepted the terms of this Agreement, and neither Executive nor the Company shall be bound by any Section of this Agreement.
     E. In consideration of the Executive’s execution of this Agreement and the obligations as set forth herein upon Executive, the Company, for and on behalf of itself and its assigns, hereby waives and releases any common law, statutory or other complaints, claims, demands, expenses, damages, liabilities, charges or causes of action arising out of or relating to Executive’s employment or termination of employment with, or his serving in any capacity in respect of, or Executive’s status at any time as a holder of any securities of, any member of the Company Group, both known and unknown, in law or in equity, which the Company may now have or ever had against Executive, including his successors and assigns up to and including the date of Executive’s execution of this Agreement,
7. Availability of Relief.
     A. In the event that Executive fails to abide by any of the terms of this Agreement, the Company may, in addition to any other remedies it may have, immediately cease any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein.
     B. Executive acknowledges and agrees that the remedy at law available to the Company for breach of his post-termination obligations under Section 6 of this Agreement, as well as the surviving provisions of the Employment Agreement, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof (to the satisfaction of the arbitrator or court adjudicating such matter) of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage and without the requirement of posting a bond.

8. Non-Disparagement.
The parties agree not to engage in any form of conduct or to make any statements or representations that disparage or otherwise impair the reputation, goodwill or commercial interests of Executive, the Company or the Company Group.
9. Remedies for Breach.
Executive understands and agrees that a breach of this Agreement or the covenants referenced in Sections 9 and 10 of the Employment Agreement will result in immediate and irreparable injury to the Company. Executive, therefore, agrees that, in addition to any remedy Executive may have under the Agreement, the Employment Agreement, or applicable law, the Company shall be entitled to a forfeiture of any amounts still due and owing to Executive under the terms of this Agreement or the Employment Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for any breach.
10. Miscellaneous.
     A. Notices. All notices required or permitted by this Agreement to be given to any party shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, or by Federal Express or similar overnight service, prepaid recorded delivery, addressed as follows:
If to Executive:
Michael Seedman
1436 Waverly Road
Highland Park, IL 60035
If to the Company:
MedQuist Holdings Inc.
9009 Carothers Parkway, Suite C-2
Franklin, TN 37067
Attention: General Counsel
and shall be deemed to have been duly given when so delivered personally or, if mailed or sent by overnight courier, upon delivery; provided, that, a refusal by a party to accept delivery shall be deemed to constitute receipt.
     B. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.
     C. Taxes. Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable, or benefits provided, to Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations with respect to any amounts payable, or benefits provided, to Executive under this Agreement and report on any applicable federal, state, local or foreign tax reporting form any income to Executive determined by the Company as resulting from such amounts payable or benefits provided hereunder.
     D. Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.
     E. Non-Admission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of Executive or on the part of the Company or any Company Releasee.
     F. Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of New York.
     G. Counterparts. This Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each Party hereto confirms that any facsimile or PDF copy of such Party’s executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties have executed and agreed to this Agreement as of the dates set forth below each party’s signature below.

EXECUTIVE
/s/ Michael Seedman
Michael Seedman

Date: August 2, 2011

MEDQUIST HOLDINGS INC.
By:	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel & Chief Compliance Officer

Date: August 2, 2011

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